UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

DAKTRONICS, INC

(Exact name of registrant as specified in its charter)

South Dakota	41-0306862
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

331 32nd Avenue
Brookings, South Dakota 57006
(Address of Principal Executive Offices, Zip Code)

Daktronics, Inc. 401(k) Plan
(Full title of the plan)

William R. Retterath
Chief Financial Officer
Daktronics, Inc.
331 32nd Avenue
Brookings,South Dakota 57006
(Name and address of agent for service)

(605) 697-4000
(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
Title of each		Proposed	maximum
class of		maximum	aggregate
securities to be	Amount to be	offering price	offering	Amount of
registered	registered (1)	per share (2)	price (2)	registration fee

Common Stock	100,000 shares	$15.91	$1,591,000	$128.71
(no par value)

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends, recapitalization or similar transactions.

(2)

Calculated solely for purposes of this offering under Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Daktronics, Inc. as reported on the Nasdaq National Market on October 21, 2003.

TABLE OF CONTENTS

PART I - Information Required in the Section 10(a) Prospectus
PART II - Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings

SIGNATURES

EXHIBIT INDEX
Opinion and Consent of Hinshaw & Culbertson
Consent of Ernst & Young LLP
Consent of McGladrey & Pullen, LLP
Power Of Attorney (included on signature page)

PART I
Information Required in the Section 10(a) Prospectus

        Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the document containing the information specified in Part I of Form S-8 will be distributed to persons who receive shares of the Company’s no par value common stock under the Daktronics, Inc. 401(k) Plan (the “Plan”). Each disclosure document constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement, but it is not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Certain Documents by Reference

        Daktronics, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a)

The Company’s latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, certain financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)	The Company’s latest quarterly report Form 10-Q filed pursuant to Section 13 or 15(d) of the Securities Act of 1934.

(c)

All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in Paragraph (a) above.

(d)

The Company’s definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Securities Exchange Act of 1934, in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent annual or special meetings of its stockholders.

(e)

The description of the Company’s Common Stock which is contained in the Company’s registration statement on Form S-1 filed December 3, 1993, including any amendment or report filed for the purpose of updating such description, which is filed subsequent to the date of this Registration Statement and prior to the termination of the offering of the common stock offered hereby.

        All reports and other documents subsequently filed by the Company and the Plan pursuant to sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining to be unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

        The South Dakota Business Corporation Act, the Company’s Bylaws and agreements between the Company and certain officers and directors, provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The South Dakota Business Corporation Act and the Company’s Bylaws also provide that a South Dakota business corporation may indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of such person on behalf of the Company, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met.

        The Company has purchased liability insurance to indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policies.

        The Company has adopted in its Articles of Incorporation a provision which limits personal liability for breach of fiduciary duty by directors, to the extent provided by the South Dakota Business Corporation Act. This provision eliminates the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or a known violation of law, liability based on payments of improper dividends or liability for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

Certain of the following exhibits are incorporated by reference from prior filings. The form with which each exhibit was filed and the date of filing are indicated below.

3.2	Amended and Restated Articles of Incorporation of the Company. (1)
3.3	Amendment to the Articles of Incorporation. (4)
3.4	Amended and Restated Bylaws of the Company. (1)
4.1	Form of Stock Certificate evidencing Common Stock, without par value, of the Company. (2)
4.2	Shareholders Rights Agreement. (3)
5.1	Opinion of Hinshaw & Culbertson (7)
23.1	Consent of Ernst & Young LLP, Independent Auditors (7)
23.2	Consent of McGladrey & Pullen, LLP, Independent Auditors (7)
23.3	Consent of Hinshaw & Culbertson (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (Included as part of the Signature page to this registration statement and incorporated herein by reference)

(1)	Incorporated by reference under the same exhibit number to the exhibits filed with the Registration
Statement on Form S-1 on December 3, 1993 as Commission File No. 33-72466.
(2)	Incorporated by reference under the same exhibit number to the exhibits filed with Amendment No. 1 to the
Registration Statement on Form S-1 on January 12, 1994 as Commission File No. 33-72466.
(3)	Incorporated by reference under same exhibit number to the exhibits filed with from 8-K on November 30,
1998 as Commission File No. 0-23246.
(4)	Incorporated by reference under same exhibit number to the exhibits filed with Form 10K on July 28, 1999 as
Commission File No. 0-23246.
(5)	Incorporated by reference to Daktronics, Inc. Registration Statement on Form S-8 filed on November 8, 2001 as Commission File No. 333-72990.
(6)	Incorporated by reference to Daktronics Inc. Registration Statement of Form S-8 filed on October 30, 2002 as Commission File No. 333-100842.
(7)	File herewith

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

    (iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, State of South Dakota on this 24th day of October, 2003.

DAKTRONICS, INC.

By:	/s/William R. Retterath
William R. Retterath
Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator responsible for administering the Daktronics, Inc. 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, state of South Dakota, on this 24th day of October, 2003.

Daktronics, Inc. 401(k) Plan

By:	/s/ Carla S. Gatzke
Name: Carla S. Gatzke
Daktronics, Inc.
Plan Administrator

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Morgan and William R. Retterath, or either of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By /s/James B. Morgan	Chief Executive Officer &	October 24, 2003
James B. Morgan	Director
(principal executive officer)
By /s/ William R. Retterath	Chief Financial Officer	October 24, 2003
William R. Retterath	(principal financial and
accounting officer
By /s/ Aelred J. Kurtenbach	Director	October 24, 2003
Aelred J. Kurtenbach	Chairman of the Board
By /s/ Roland J. Jensen	Director	October 24, 2003
Roland J. Jensen
By /s/ Frank J. Kurtenbach	Director	October 24, 2003
Frank J. Kurtenbach
By /s/ John L. Mulligan	Director	October 24, 2003
John L. Mulligan
By /s/ Robert G. Dutcher	Director	October 24, 2003
Robert G. Dutcher
By /s/ Duane E. Sander	Director	October 24, 2003
Duane E. Sander
By /s/ Nancy D. Frame	Director	October 24, 2003
Nancy D. Frame
By /s/ James A. Vellenga	Director	October 24, 2003
James A. Vellenga

EXHIBIT INDEX

Exhibit Number    Exhibit

3.2	Amended and Restated Articles of Incorporation of the Company. (1)
3.3	Amendment to the Articles of Incorporation. (4)
3.4	Amended and Restated Bylaws of the Company. (1)
4.1	Form of Stock Certificate evidencing Common Stock, without par value, of the Company. (2)
4.2	Shareholders Rights Agreement. (3)
5.1	Opinion of Hinshaw & Culbertson (7)
23.1	Consent of Ernst & Young LLP, Independent Auditors (7)
23.2	Consent of McGladrey & Pullen, LLP, Independent Auditors (7)
23.3	Consent of Hinshaw & Culbertson (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (Included as part of the Signature page to this registration statement and incorporated herein by reference)

(1)	Incorporated by reference under the same exhibit number to the exhibits filed with the Registration
Statement on Form S-1 on December 3, 1993 as Commission File No. 33-72466.
(2)	Incorporated by reference under the same exhibit number to the exhibits filed with Amendment No. 1 to the
Registration Statement on Form S-1 on January 12, 1994 as Commission File No. 33-72466.
(3)	Incorporated by reference under same exhibit number to the exhibits filed with from 8-K on November 30,
1998 as Commission File No. 0-23246.
(4)	Incorporated by reference under same exhibit number to the exhibits filed with Form 10K on July 28, 1999 as
Commission File No. 0-23246.
(5)	Incorporated by reference to Daktronics, Inc. Registration Statement on Form S-8 filed on November 8, 2001 as Commission File No. 333-72990.
(6)	Incorporated by reference to Daktronics Inc. Registration Statement of Form S-8 filed on October 30, 2002 as Commission File No. 333-100842.
(7)	File herewith